VFINANCE AND CIE
                     LICENSE & WEBSITE APPLICATION AGREEMENT


     This LICENSE AGREEMENT FOR DATA ("Agreement"), effective as of the 8th day of June, 2005 ("Effective Date"), is by and between vFinance, Inc., a Florida corporation and vFinance Holdings, Inc., a Florida corporation (collectively, "vFinance"), with offices at 3010 N. Military Trail, Suite 300, Boca Raton, Florida 33431, and Center for Innovative Entrepreneurship, Inc., a Florida not for profit corporation, ("CIE"), with offices at P.O. Box 812252, Boca Raton, FL 33481-2252 (vFinance and CIE are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H:

     WHEREAS, vFinance owns proprietary databases regarding entrepreneurs and investors (including, without limitation, venture capital firms and angel investors) (the "Databases") in connection with its provision of consulting and advisory services to business owners and investors; and

     WHEREAS, CIE is a not for profit 501c(3) organization and desires to maintain the Databases with rights to access, use and market the data records contained in and extracted from the Databases (the "Data") for research, educational, and business development activities, as further described herein, and vFinance desires to grant to CIE such a license, subject to and in accordance with the terms and conditions of this Agreement; and

     WHEREAS, vFinance is the registrant of the domain names "vfinance.com" and "vfinance.net" (the "Domain Name"), and owns and operates a Website (the "Website") hosted at the Domain Name, which is also used for the collection of Data; and

     WHEREAS, in connection with the Database license, vFinance is willing to grant a license to CIE, and CIE desires to obtain a license from vFinance and assume the responsibility, to use and operate the Website at the Domain Name, subject to and in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Recitals. All of the above recitals are incorporated into and made a part of this Agreement.

     2. License Grants.

     2.1 Scope of License. Subject to the terms and conditions of this Agreement, vFinance grants to CIE, for purposes of conducting its research, educational and business development activities, and subject to applicable tax


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

laws related to not for profit organizations, an exclusive, perpetual, worldwide right to:

          |a| Access, copy and use the Databases, Web Applications and Web Tools as further described in Exhibit A attached hereto, and copy, use, maintain, create derivative works, model, manipulate, analyze, compile, combine and merge (including, with other data), arrange, publish, display, distribute, market and sublicense the Data in connection with its free and fee-based research, education, and business development programs for educators, social scientists, entrepreneurs, private and public institutions, and the general public (the "Programs").

          |b| Use, and publish the Domain Name, and future equivalents, and use, operate, modify, publish and display the Website, future equivalents, and its successors, in connection with the Programs, including, without limitation, scientific, academic and commercial research, educational programs, venture capital ("VC") and angel investor search and information, funding information and reports, business planning services, business opportunity forums, seminars, conferences, training materials, membership services, entrepreneur resource directories, investor resource directories, promotion of other services and products that forward CIE's mission, and additional services as otherwise permitted by the prior written consent of vFinance;

          |c| Utilize the Website to collect additional Data ("New Data"), further its goals in connection with Subsection 2.1(a) above, and to generate additional sponsorship activities, including, without limitation, any CIE partnership programs;

          |d| Offer fee-based Membership and associated Member Services to sponsors, researchers, social scientists, entrepreneurs, private and public institutions, and the general public;

          |e| Distribute and promote research, economic reports, and news releases;

          |f| All Entrepreneur and Investor sections Website copy, graphics and associated code, and

          |g| Use of the "Leaping V" logo as shown in Exhibit B.


     3. CIE and vFinance Respective Responsibilities, Rights and Authorizations.


     3.1 CIE shall have the right, responsibility and authority to maintain the Website, URL registrations and the associated licensed applications in a commercially-viable manner utilizing, at a minimum, software tools and technologies that are being commonly deployed over the Web.


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

     3.2 CIE shall promote vFinance, Inc. as a CIE sponsor and from the vFinance.com "home page" facilitate access to vFinance's corporate Website via a link or other appropriate connection.

     3.3 CIE shall include warranty disclaimers and limitations of liability that protect vFinance in all of CIE's contracts and in the terms and conditions of use policy on the Website.

     3.4 CIE shall not sublicense, lease, time-share, transfer or distribute the Data to any other party, or permit any other party to use or review any portion thereof, except in a manner permitted by this Agreement or otherwise permitted by the prior written consent of vFinance which will not be unreasonably withheld.

     3.5 vFinance hereby grants the right and authority to CIE to maintain the Website, URL registrations and the associated licensed applications. vFinance agrees to execute all necessary and customary documentation required by any third party to reflect or otherwise memorialize such right and authority to CIE in order to enable CIE to maintain the Website, URL registrations and the associated licensed applications. To reflect such right and authorization vFinance has executed the Limited Power of Attorney in favor of CIE attached hereto as Exhibit C.

     3.6 vFinance hereby agrees that if it desires to: (i) utilize the Website, URL and associated licensed applications for businesses unrelated to its current industry or business activities as reflected in its Form 10-K filing for the year ended December 31, 2004, (ii) or abandon the Website, URL registration and associated licensed applications; it will first sell, transfer or otherwise assign the Website, URL and associated licensed applications to CIE for $1.00 plus the cost of the applicable filing fees required to effectuate such sale, transfer and/or assignment.



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

     4. Intellectual Property.

        4.1 Ownership of Intellectual Property Rights.

          |a| Except as provided in Section 11.4, all patents, copyrights, trademarks, trade secrets, service marks, trade names, trade dress, Confidential Information and other intellectual property and proprietary rights (collectively, "Intellectual Property") in or related to the Website, Data and/or Databases and existing on or before the Effective Date are and will remain the exclusive property of vFinance, whether or not specifically recognized or perfected under the laws of the jurisdiction in which any of the Data or Databases is used or licensed. CIE shall cooperate with vFinance as reasonably requested from time to time to assist vFinance with the protection of its Intellectual Property. All rights not expressly granted to CIE are reserved to vFinance and its affiliates.

          |b| All patents, copyrights, trademarks, trade secrets, service marks, trade names, trade dress, Confidential Information and other intellectual property and proprietary rights (collectively, "Intellectual Property") in or related to New Data, Programs and works described in Section 2 above including modifications and enhancements to the Website, Data and/or Databases and existing after the Effective Date are and will remain the exclusive property of CIE, whether or not specifically recognized or perfected. vFinance shall cooperate with CIE as reasonably requested from time to time to assist CIE with the protection of its Intellectual Property.

        4.2 Proprietary Notices. CIE agrees to abide by the terms and conditions of all confidentiality, trademark and copyright notices or legends placed upon the Data and/or Databases solely in the form provided by vFinance, and to reproduce all copyright, trademark and confidentiality notices on all copies thereof.

     5. Revenue Retention.

        5.1 License Donation. vFinance grants the license herein to CIE solely as a charitable donation, and no license fee shall be payable hereunder.

        5.2 Programs and Sponsorships. CIE shall retain (a) revenues from its provision of Programs, (b) membership and sponsorship revenues relating to the operation of the Website; (c) all sponsorship revenues from the Website and partnership programs; and (d) all conference tickets relating to CIE Programs and partnership programs.

        5.3 Exclusive Rights. Nothing herein shall be construed to entitle vFinance to receive income from CIE activities, unless otherwise mutually agreed in writing between the parties.


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

     6. Taxes.

        6.1 Taxes and Duties. CIE shall pay all sales, use, transfer, privilege, excise, value added and all other taxes of every kind and nature and all duties, however designated, which are levied or imposed by reason of this Agreement, except where otherwise exempt, and including any applicable unrelated business income tax (except for taxes on vFinance's or its affiliate's income).

        6.2 Withholding and Reimbursement. CIE agrees that if any of the foregoing taxes are paid by vFinance on behalf of CIE, CIE shall immediately reimburse vFinance for the amount paid plus any expenses incurred by vFinance in connection therewith and interest thereon.

     7. Warranties

        7.1 CIE Warranties. CIE represents, warrants and covenants:
          (a) It shall not knowingly violate any provision of the Internal Revenue Code which would put at risk its tax-exempt status;
          (b) It shall operate its business, the Website and Database in a professional and workmanlike manner consistent with applicable laws and regulations in all relevant jurisdictions; and
          (c) It is authorized to enter into and be bound to this Agreement and perform hereunder.


     7.2 vFinance Warranties. vFinance represents, warrants and covenants:

          |a| To the best of its knowledge and belief, the Database, Data and Website, as delivered on the Effective Date, are free from material defects and comply with all applicable laws in relevant jurisdictions; and
          |b| The Data and Database, as provided by vFinance to CIE, do not and will not violate any intellectual property rights, breach an duty of confidentiality or fiduciary duty, or otherwise violate any applicable laws; and
          |c| It is authorized to enter into and be bound to this Agreement and perform hereunder.

     8. Disclaimer of Warranties. EXCEPT AS SET FORTH IN SECTION 7.2, THE DATA IS PROVIDED TO CIE ON AN "AS IS" BASIS. EXCEPT AS SET FORTH IN SECTION 7, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     9. Limitation of Liability. EXCEPT WITH RESPECT TO PAYMENT OF THIRD PARTY CLAIMS COVERED BY THE INDEMNIFICATION OBLIGATION SET FORTH IN SECTION 10, OR DAMAGES ARISING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR


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

SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) INCURRED BY SUCH OTHER PARTY FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF ANY BREACH OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, EXCEPT WITH RESPECT TO PAYMENT OF THIRD PARTY CLAIMS COVERED BY THE INDEMNIFICATION OBLIGATION SET FORTH IN
SECTION 10, THE AGGREGATE LIABILITY OF EACH PARTY AND ITS AFFILIATES UNDER AND IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED $500.00. THIS LIMITATION APPLIES IN THE AGGREGATE AND TO ALL CAUSES OF ACTION, INCLUDING, WITHOUT
LIMITATION, TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, AND OTHER TORTS.

10. Indemnification. Each of the Parties (in such role, the "Indemnitor") agrees to indemnify, defend and hold harmless the other party and its affiliates, and its respective shareholders, members, affiliates, officers, directors, employees, independent contractors, sponsors, agents, advisors, and their successors and assigns (collectively the "Indemnitees") from and against any and all claims, demands, suits, actions, liabilities, losses or final awards, including, but not limited to, costs, judgments, damages, final awards, and reasonable attorney's fees and expenses, resulting from any third party's claim made or suit brought against any Indemnitee resulting from: (i) any material breach by Indemnitor of its obligations, representations, warranties or covenants hereunder; (ii) the use, copying, modification, publication or display of any materials addressed in Section 2 above that results in a claim against an Indemnitee, including without limitation any claim of infringement of intellectual property rights, but excluding any liability to the extent caused by the act or omission of any of the Indemnitees, including an error or omission in the Data or Database caused by any of the Indemnitees; or (iii) the gross negligence or willful misconduct of Indemnitor, its agents, employees or independent contractors, related to this Agreement. Indemnitor shall not settle any claim or enter into any judgment with respect to the subject matter of this
Section 10 without the prior written approval of Indemnitees, which consent shall not be unreasonably withheld, or unless the settlement contains a complete and general release of the Indemnitees.

     11. Term and Termination.

        11.1 Term of the Agreement. The term of this Agreement shall commence upon the Effective Date and shall continue perpetually, unless terminated earlier in accordance with the following subsections.

        11.2 Termination for Breach. In the event either party breaches a material term of this Agreement, the other party may terminate this Agreement if the breaching party has failed to cure its breach within thirty (30) days after delivery of written notice in accordance with Section 13 hereunder; provided, however, in the event CIE breaches any obligation under the license grant (Section 2) or confidentiality (Section 12), vFinance may terminate this Agreement if CIE has failed to cure its breach within thirty (30) business days after delivery of written notice to CIE.


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

        11.3 Remedies for Infringement.If the use of any or all of the Database, Data or Website by CIE is, or in vFinance's reasonable opinion is likely to become, the subject of claims of any violation of applicable law or infringement of intellectual property rights, then vFinance shall in good faith attempt to replace or modify the Database, Data and/or Website, as applicable, or component thereof, so that it becomes non-infringing or obtain third party licenses, provided, if it fails to do so it may terminate CIE's right to use the Database, Data and/or Website, in whole or in part, subject to payment of compensation to CIE in form and amount reasonably acceptable to CIE.

        11.4 Termination Due to Bankruptcy.

               |a| This Agreement shall terminate immediately and automatically upon a Bankruptcy Event (defined below) of CIE.
               |b| In the event of a Bankruptcy Event of vFinance, this Agreement shall remain in full force and effect to permit CIE to continue to benefit under the terms and provisions hereunder to the maximum extent permissible by law.
               |c| A "Bankruptcy Event" shall mean that a party hereto pursuant to the U.S.Bankruptcy Code (i) commences a voluntary case, or an involuntary case is commenced against the Company and is not dismissed within ninety (90) days of the commencement of such involuntary case; (ii) consents to an entry of an order for relief against it in an involuntary case; (d) the Company consents to the appointment of a custodian of it or for all or substantially all of its property; (e) the Company makes a general assignment for the benefit of creditors; (f) a court of competent jurisdiction, enters an order or decree under any bankruptcy law (i) against the Company in an involuntary case;
               (ii) appoints a custodian of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for ninety (90) days.
               |d| In the event of a Bankruptcy Event of vFinance and for whatever reason this Agreement shall not remain in full force and effect and/or otherwise permit CIE to continue to benefit under the terms and provisions hereunder to the maximum extent permissible by law, then and only then for the payment by CIE to vFinance of One Dollar ($1.00) all ownership rights, title and interest in and to the Domain Name, Intellectual Property, Databases, Web Applications and Web Tools shall transfer or otherwise inure to CIE. In such event, vFinance shall take all reasonable and necessary actions and execute all requisite documentation to effect the transfers to CIE as described herein. |e| In the event of a Bankruptcy Event of CIE and for whatever reason this Agreement shall not remain in full force and effect and/or otherwise permit CIE to continue to benefit under the terms and provisions hereunder to the maximum extent permissible by law, then and only then for the payment by vFinance to CIE of One Dollar ($1.00) all ownership rights, title and interest in and to the New Data, Programs and works created and owned by the CIE pursuant to Section 4.1(b) shall transfer or otherwise inure to vFinance. In such event, CIE shall take all reasonable and necessary actions and execute all requisite documentation to effect the transfers to vFinance as described herein.



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

        11.5 Effects of Termination. Except as provided in Section 11.4(d), upon the termination or expiration of this Agreement: (i) all licenses granted to CIE hereunder shall cease; (ii) CIE shall immediately discontinue all use of all Databases, Data, Website and Domain Name; and (iii) CIE shall, within ten
(10) business days, either destroy or return (at vFinance's written direction) to vFinance all copies of all Databases and materials in any form and media containing vFinance's Confidential Information in CIE's control or possession. After termination of this Agreement, CIE shall retain exclusive ownership and possession of all New Data, Programs and works created and owned by it pursuant to Section 4.1(b); provided, if this Agreement terminates as a result of CIE's uncured material breach or CIE's Bankruptcy Event, CIE hereby agrees that
Section 11.4(e) shall be applicable in the case of CIE's bankruptcy and that CIE it shall not directly or indirectly, or permit any other party, to use, copy, modify, license, transfer, distribute or publish such items.

     12. Confidentiality.

        12.1 Obligation to Maintain Confidentiality. Each of the Parties or its affiliates may, from time to time, furnish (for purposes herein, the "Discloser") to the other Party (for purposes herein, the "Recipient") certain Confidential Information, which includes, but is not limited to, the Databases, in whole or in part and in any form and manner, and any other information and materials that contain Confidential Information. Recipient agrees it will use the same care to avoid disclosure, publication or dissemination of the Confidential Information as it uses with its own Confidential Information, which it does not wish to disclose, publish or disseminate, but such standard of care shall in no event be less than a commercially reasonable standard of care. Except for purposes of performing hereunder and exercising associated rights, Recipient shall not disclose Confidential Information to any person other than the employees of Recipient who have a need to know and who, prior to disclosure, are bound to nondisclosure obligations at least as protective as those contained in this Agreement, and Recipient agrees not to reproduce any Confidential Information (or materials containing or derived from Confidential Information) without the prior written consent of the Discloser. Recipient agrees that all Confidential Information is the property of Discloser. Recipient further agrees to take all precautions and observe procedures necessary to protect the security of the Confidential Information, including, but not limited to, limiting physical and electronic access thereto.

        12.2 Definitions and Exceptions to Confidentiality. "Confidential Information" means all non-public information, whether in oral, written, graphic, electronic, machine readable or other form, used or developed, in whole or in part, by Discloser, including, without limitation, any information, Intellectual Property, trade secrets, business plans or proposals, technical plans, research and development, designs and specifications, software, hardware, accounts, receivables, customers and customer lists and data, prospective customers and prospective customer lists and data, vendors and vendor lists and data, business methods and procedures, business leads, budgets, memoranda, correspondence, reports, records, processes, pricing, costs, products, services, margins, systems, service data, inventions, techniques, methods, analyses, plans, business leads, proprietary information, writings, ideas, manuals,


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training materials,  sales and marketing materials and compilations of and other items derived (in whole or in part) from the foregoing and other information and
data,  now  existing  or  later   acquired,   updated  or  modified.   The  term
"Confidential Information" shall exclude: (i) information which is in the public domain without violation of this Agreement or any other agreement to which the Party or its affiliate may be bound; (ii) information independently developed by Recipient as evidenced by written record, and without access to, or use of, the Confidential Information, and (iii) information required to be disclosed by law or any court or government order; provided Discloser has first been given reasonable notice of such order and sufficient time to seek a protective order.

        12.3 Equitable Remedies. Recipient agrees that in the event it fails to comply with any of the terms set forth in this Section 12, Discloser will suffer irreparable damage, which may not be adequately compensated by monetary damages. Accordingly, the Parties agree that in the event of a breach or threatened breach of this Section 12, Discloser shall be entitled to injunctive and other preliminary or equitable relief, in addition to such other remedies as may be available to it for such breach or threatened breach, without the necessity of first posting a bond or making a showing of actual damages.

     13. Notices. All notices, requests, demands and other communications that are required or permitted hereunder shall be in writing, and shall be deemed to have been duly given, made and received, when personally delivered, or, if by overnight courier service, such as Federal Express, one business day following the day when deposited therewith for overnight next business day delivery, and addressed as set forth below:

                   If to vFinance:

                   vFinance, Inc.
                   3010 N. Military Trail
                   Suite 300
                   Boca Raton, FL  33431
                   Attention:  CEO



                   If to CIE to:
                   Center for Innovative Entrepreneurship
                   P.O. Box 812252
                   Boca Raton, FL 33481-2252
                   Attention:  Executive Director


     Any party  hereto may alter the address to which  communications  or copies


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

are to be sent by giving notice of such change of address in conformity with the provisions of this Section.

     14. Assignment. CIE may not assign or transfer its interest, rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of vFinance.

     15. Amendment. No amendment or modification of this Agreement shall have any effect, unless done in writing, stating with specificity the particular amendment or modification to be made and signed by the duly authorized representatives of the Parties hereto.

     16. Waiver; Severance. Nothing herein may be waived unless in writing and signed by the parties to be bound, and no modification or amendment of any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision or a waiver of any other option, right or privilege on any other occasion. In the event any of the provisions of this Agreement are deemed to be invalid or unenforceable by court order, administrative agency or other governmental action, the unenforceable provision shall be deemed severable from the remainder of this Agreement to the extent permitted by law, and the remaining provisions of the Agreement shall remain binding with the same effect as though the void parts were deleted.

     17. Governing Law and Jurisdiction; Attorney's Fees. In the event that it becomes necessary to enforce the terms of this Agreement, the validity, construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law principles thereunder. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of the federal and state courts located in and for Broward County and the Southern District for Florida. The prevailing party in any action to enforce or interpret this Agreement shall be entitled to recover reasonable costs and fees in connection therewith, including reasonable attorneys' fees.

     18. Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venture of the other party for any purpose. Except as provided for in this Agreement, neither party shall have the right, power or authority to act or to create any obligation, express or implied on behalf of the other, and neither party shall hold itself out as being able to do so.

     19. Survival. Sections 4, 6 through 10, 11.4(d), 11.6, and 12 through 21, shall survive termination or expiration of this Agreement.

     20. Entire Agreement. This Agreement constitutes the sole and entire agreement between the Parties pertaining to the subject matter contained herein, and supersedes and cancels any and all prior and contemporaneous agreements or understandings, whether oral or written, among the parties with respect to the subject matter contained herein. The terms of this Agreement shall not be deemed to modify the Asset Purchase Agreement or any Agreement entered into in connection therewith.

     21.   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date ate first written above:

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date ate first written above:

VFINANCE, INC.                          CENTER FOR INNOVATIVE
                                        ENTREPRENEURSHIP, INC.


   By:                                  By:
      -----------------------------        -----------------------------
   Name:   Sheila C. Reinken            Name:  Kathleen Kennedy

   Title:  Chief Financial Officer      Title: Executive Director




VFINANCE HOLDINGS, INC.


   By:
      -----------------------------

   Name:  Leonard J. Sokolow

   Title: President

                                    EXHIBIT A

                    DATABASES, WEB APPLICATIONS AND WEB TOOLS

     Online User, Email and Transaction Databases:
     -  Accredited Investors (active and inactive)
     -  Angel Investor searchers
     -  Business Plan downloads
     -  Business Plan buyers and prospects
     -  Business Services
     -  Do not contact list
     -  Funding News requests (active and inactive subscribers)
     -  Member registration
     -  Seminar attendees
     -  Venture Capital searchers
     -  vfinance.com transactions (purchasers, credits, adjustments)

     Information Databases:

     -  Angel Investor Database (current and history)
     -  Business Plan Database (active and inactive)
     -  DealMonitor (2001 to current)
     -  DealStreamer (2001 to current)
     -  ECI/VECI data and reports (2001 to current)
     -  Online surveys (2001 to current)
     -  Venture Capital Database (current and history)
     -  Visitor intercept data
     -  Weblog data (1995 to current)

     Web  Applications:
     -  Admentor
     -  Angel Search
     -  ASP Shopping Cart
     -  Business Plan and Private Investment Opportunity Marketplace (forums)
     -  DCC Interface and Reporting
     -  DealMonitor Search
     -  DealStreamer Search
     -  Daily and Monthly maintenance routines
     -  Infacta Group Mail
     -  Member login/logout
     -  Triggered e-mail notification process
     -  VC Quiz
     -  Venture Capital Directory Search
     -  Web activity reporting; WebTrends and CountryHawk integration

                                    EXHIBIT B

                                "LEAPING V" LOGO






































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                                  CIE License PMB LJS KK SR Comments 6 13 05 (3)